		Exhibit (21)
Subsidiaries of the registrant (As of December 31, 2010)
		Percentage
		of Voting
		Securities
		Owned by
	State of	Immediate
Name	Organization	Parent
OLD REPUBLIC INTERNATIONAL CORPORATION	Delaware	---
Old Republic General Insurance Group, Inc.	Delaware	100%
Bitco Corporation	Delaware	100%
Bituminous Casualty Corporation	Illinois	100%
Bituminous Fire and Marine Insurance Company	Illinois	100%
Brummel Brothers, Inc.	Illinois	100%
Chicago Underwriting Group, Inc.	Delaware	100%
Employers General Insurance Group, Inc.	Delaware	100%
National General Agency, Inc.	Texas	100%
International Business & Mercantile Insurance Holdings, Ltd.	Bermuda	100%
Old Republic Construction Program Group, Inc.	Delaware	95%
Old Republic Construction Insurance Agency, Inc.	California	100%
Old Republic Construction Insurance Agency of New York, Inc.	New York	100%
Old Republic Indemnity, Ltd.	Bermuda	100%
Inter West Assurance, Ltd.	Bermuda	100%
ORI Great West Holding, Inc.	Delaware	100%
Great West Casualty Company	Nebraska	100%
Joe Morton & Sons, Inc.	Nebraska	100%
Old Republic Agribusiness Underwriters, Inc.	Delaware	100%
Old Republic General Insurance Corporation	Illinois	100%
Old Republic Home Protection Company, Inc.	California	100%
Old Republic Home Protection Services, Inc.	Illinois	100%
Old Republic Insurance Company	Pennsylvania	100%
Old Republic Insured Credit Services, Inc.	Delaware	100%
Old Republic Lloyds of Texas	Texas	100%
Old Republic Mercantile Insurance Company	Illinois	100%
Old Republic Risk Management, Inc.	Delaware	100%
Old Republic Security Assurance Company	Arizona	100%
Old Republic Security Holdings, Inc.	Delaware	100%
Old Republic Insured Automotive Services, Inc.	Oklahoma	100%
Minnehoma Automobile Association, Inc.	Florida	100%
Old Republic Surety Group, Inc.	Delaware	100%
Old Republic Surety Company	Wisconsin	100%
Old Republic Union Insurance Company	Illinois	100%
Phoenix Aviation Managers, Inc.	Delaware	100%
PMA Companies, Inc.	Pennsylvania	100%
Pennsylvania Manufacturers Association Insurance Company	Pennsylvania	100%
Pennsylvania Manufacturers Indemnity Company	Pennsylvania	100%
Manufacturers Alliance Insurance Company	Pennsylvania	100%
PMA Holdings, Ltd.	Bermuda	100%
Pennsylvania Manufacturers International Insurance, Ltd.	Bermuda	100%
Mid Atlantic States Investment Company	Delaware	100%
PMA Insurance SPC	Cayman Islands	100%
PMA Management Corporation	Pennsylvania	100%
Midlands Holdings Corporation	Oklahoma	100%
Midlands Management Corporation	Oklahoma	100%
PMA Management Corporation of New England	Connecticut	100%

		Exhibit (21)
Subsidiaries of the registrant (As of December 31, 2010)
		Percentage
		of Voting
		Securities
		Owned by
	State of	Immediate
Name	Organization	Parent
Old Republic General Insurance Group, Inc.(continued)
Reliable Canadian Holdings, Ltd.	Federal (Canada)	100%
D.I.S.C.C. Enterprise, Ltd.	British Columbia (Canada)	100%
Old Republic Canadian Holdings, Ltd.	Federal (Canada)	100%
Reliable Life Insurance Company	Federal (Canada)	100%
Old Republic Insurance Company of Canada	Federal (Canada)	100%

Old Republic Mortgage Guaranty Group, Inc.	Delaware	100%
Republic Mortgage Insurance Company	North Carolina	100%
Group Mortgage Reinsurance Company	Vermont	100%
ORI Mortgage Guaranty Holdings, Inc.	Delaware	100%
Republic Mortgage Insurance Company of Florida	Florida	100%
Republic Mortgage Insurance Company of North Carolina	North Carolina	100%
RMIC Corporation	North Carolina	100%

Old Republic Title Insurance Group, Inc.	Delaware	100%
Old Republic National Title Holding Company	Delaware	100%
American First Title & Trust Company	Oklahoma	100%
American Guaranty Title Insurance Company	Oklahoma	100%
Attorneys’ Title Fund Services, LLC	Florida	50%
Compass Abstract, Inc.	Pennsylvania	100%
eRecording Partners Network, LLC	Minnesota	80%
Genesis Abstract, LLC	Pennsylvania	34%
Kasparnet, Inc.	Ohio	100%
L.T. Service Corporation	New York	100%
Lenders Inspection Company	Oklahoma	80%
Lex Terrae, Ltd.	New York	100%
Lex Terrae National Title Services, Inc.	New Jersey	100%
Old Republic Diversified Services, Inc.	Minnesota	100%
Old Republic Exchange Facilitator Company	California	100%
Old Republic National Title Insurance Company	Minnesota	100%
Mississippi Valley Title Insurance Company	Mississippi	100%
Old Republic Title Company of Conroe	Texas	58%
Old Republic Title Company of Houston	Texas	100%
Old Republic Title Company of Indiana	Indiana	100%
Old Republic Title Company of Kansas City, Inc.	Missouri	100%
Old Republic Title Company of Oklahoma	Oklahoma	100%
Old Republic Title Company of St. Louis, Inc.	Missouri	100%
Old Republic Title Company of Tennessee	Tennessee	100%
Old Republic Title Company of Utah	Utah	100%
RQ Holdings, Inc.	Texas	88%
RamQuest Software, Inc.	Texas	100%
Sentry Abstract Company	Pennsylvania	100%
The Title Company of North Carolina	North Carolina	100%
Troon Management Corporation	Pennsylvania	100%

		Exhibit (21)
Subsidiaries of the registrant (As of December 31, 2010)
		Percentage
		of Voting
		Securities
		Owned by
	State of	Immediate
Name	Organization	Parent
Old Republic Title Insurance Group, Inc. (continued)	Delaware	100%
Old Republic Title Holding Company, Inc.	California	100%
Mara Escrow Company	California	100%
North State Title Company	California	100%
Old Republic Title and Escrow of Hawaii, Ltd.	Hawaii	100%
Old Republic Title Company	California	100%
Old Republic Title Company of Nevada	Nevada	100%
Old Republic Title Information Concepts	California	100%
Old Republic Title Insurance Agency, Inc.	Arizona	100%
Old Republic Title, Ltd.	Delaware	100%

Old Republic Life Insurance Group, Inc.	Delaware	100%
Old Republic Life Insurance Company	Illinois	100%

Old Republic Financial Investors, Inc.	Delaware	100%

Old Republic National Services Group, Inc.	Illinois	100%
Owns minor subsidiaries & affiliates	Various	100%

American Business & Personal Insurance Mutual, Inc.	Delaware	*
Inter Capital Group, Inc.	Delaware	100%
Inter Capital Company of Chicago	Delaware	100%
Inter Capital Leasing and Finance Corporation	Delaware	100%
Inter Capital Realty Corporation	Delaware	100%

* Owned by its policyholders